EXHIBIT 10.27
                       FIRST AMENDMENT TO LEASE AGREEMENT


          This First Amendment to Lease Agreement (this "First Amendment") is entered into by and between TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association ("Landlord") and HOWELL CORPORATION, a Delaware corporation ("Tenant").

                              W I T N E S S E T H:

          WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated December 13, 1993 (the "Lease"), wherein Landlord leased to Tenant approximately 45,527 square feet of Net Rentable Area (the "Initial Office Space") located on the fifteenth (15th) and sixteenth (16th) floors of the building (the "Building") located at 1111 Fannin in the City of Houston, Harris County, Texas and 2,000 square feet of Net Rentable Area (the "Storage Space") on the basement level of the Building; and

          WHEREAS, Landlord and Tenant desire to amend the Lease in accordance with the terms and conditions set forth below;

          NOW, THEREFORE, for and in consideration of the duties, covenants and obligations of each to the other hereunder, the Leased Premises and other good and valuable consideration, the receipt and sufficiency of which are hereby confessed and acknowledged, Landlord and Tenant hereby agree to amend, and do hereby amend, the Lease as follows (all terms defined in the Lease shall, when used herein, have the same meanings as set forth in the Lease unless otherwise defined herein):

          1. Subject to and upon the terms, provisions and conditions set forth in the Lease and this First Amendment, and each in consideration of the duties, covenants and obligations of the other hereunder, Landlord does hereby lease, demise and let to Tenant and Tenant does hereby lease and take from Landlord an additional five thousand two hundred thirty-four (5,234) square feet of Net Rentable Area located on the fifteenth (15th) floor of the Building, as reflected on the floor plan attached hereto as EXHIBIT A (the "Additional Office Space"). From and after the Effective Date of this First Amendment, the term "Office Space" as used in Section 1.01 and throughout the Lease shall mean the Initial Office Space and the Additional Office Space, collectively. From and after the Effective Date of this First Amendment, the term "Leased Premises" as used in Section 1.01 and throughout the Lease shall mean the Initial Office Space, the Additional Office Space and the Storage Space, collectively. Landlord and Tenant hereby stipulate and agree that for all purposes of the Lease the Net Rentable Area of the Initial Office Space, the Additional Office Space and the Storage Space are as stated above, notwithstanding any variations in the actual measurements thereof. The expansion of the Leased Premises by Tenant pursuant to this First Amendment shall not be deemed to be an exercise by Tenant of its Preferential Rights under Section 11.01 of the Lease.

          2. The annual Base Rental payable for the Leased Premises pursuant to Section 2.01 of the Lease shall be as follows:

          (a) For the period commencing on the earlier of when ready for occupancy or December 1, 1995 and continuing through April 14, 1999, (i) Eleven and No/100 Dollars ($11.00) per square foot of Net Rentable Area within the Office Space and (ii) Six and No/100 Dollars ($6.00) per square foot of Net Rentable Area within the Storage Space, payable in monthly installments equal to Forty-Seven Thousand Five Hundred Thirty and 92/100 Dollars ($47,530.92) each, and

          (b) For the period commencing on April 15, 1999 and continuing through April 14, 2005, (i) Thirteen and No/100 Dollars ($13.00) per square foot of Net Rentable Area within the Office Space and (ii) Six and No/100 Dollars ($6.00) per square foot of Net Rentable Area within the Storage Space, payable in monthly installments equal to Fifty-Five Thousand Nine Hundred Ninety-One and 08/100 Dollars ($55,991.08) each.

          3. Notwithstanding anything contained in Section 2.03 of the Lease to the contrary, the "Base Calendar Year" for the Additional Office Space shall be the calendar year 1995. Landlord's good faith estimate of the Actual Operating Expenses for the calendar year 1995 (after adjustment pursuant to Section 2.04(c) of the Lease) is $5.43 per square foot of Net Rentable Area.

          4. Tenant hereby acknowledges that Landlord has disclosed to Tenant that certain materials used in the construction, completion, repair or maintenance of the Building may contain asbestos. Tenant hereby acknowledges the presence of such asbestos-containing materials in the Building, whether such materials are currently in the Building or were previously in the Building, and whether such materials are known or unknown (the "Existing Asbestos"), and agrees that Landlord shall in no event have any obligation to Tenant hereunder to remove the Existing Asbestos unless such removal is required pursuant to Environmental Laws or set forth below. Landlord covenants that Landlord has removed all Existing Asbestos of which Landlord has knowledge that is located in the Additional Office Space (other than the overspray located on the perimeter columns in the Additional Office Space).

          5. The Additional Office Space shall be delivered to Tenant, and Tenant shall accept same, in the condition and with only such leasehold improvements, if any, as set forth in EXHIBIT B attached hereto. As used in the Lease, the term "Initial Leasehold Improvements" shall include (a) with respect to the Initial Office Space and the Storage Space, any and all improvements and tenant finish existing in the Initial Office Space and the Storage Space as of the Commencement Date, including all leasehold improvements, if any, as defined and described in Exhibit B attached to the Lease, as well as any and all Alterations (as defined below) and subsequent improvements made to the Initial Office Space and the Storage Space during the term of the Lease and (b) with respect to the Additional Office Space, any and all improvements and tenant finish existing in the Additional Office Space as of the Commencement Date, including all leasehold improvements, if any, as defined and described in EXHIBIT B attached hereto, as well as any and all Alterations (as defined below) and subsequent improvements made to the Additional Office Space during the term of the Lease.

          6. Landlord and Tenant hereby acknowledge and agree that the "Commencement Date" occurred on April 15, 1994.

          7. Section 10.01 of the Lease is hereby deleted in its entirety and the following shall be substituted in its place:

          "10.01    Expansion Option.  (a)  Tenant shall have the additional
option ("First Expansion Option"), by providing written notice thereof to Landlord (the "First Expansion Election Notice") at any time between April 1, 1996 and October 1, 1996, to include under this Lease an additional 4,000 to 5,000 square feet of Net Rentable Area on the fifteenth (15th) Floor of the Building. The amount of additional space to be included under this Lease pursuant to the First Expansion Option shall be identified by Tenant in the First Expansion Election Notice. The actual space to be included under this Lease pursuant to the First Expansion Option shall be designated by Landlord, provided, however, it shall be internally contiguous and contiguous to the then existing Leased Premises and shall have a reasonable configuration (the "First Expansion Space"). Landlord and Tenant shall then enter into an amendment to this Lease to cover such First Expansion Space on the same terms and provisions then in effect under this Lease, except as otherwise provided hereunder and except that (i) the annual Base Rental rate for the First Expansion Space shall be adjusted to reflect the Prevailing Rental Rate as of the date such First Expansion Space will be made available to Tenant, (ii) Landlord shall not be required to provide (but may do so at its option and with Tenant's consent) any improvement allowance, abatement of Rent, or other incentives, inducements or allowances, (iii) Tenant shall be entitled to one additional (1) unreserved parking permit per 680 square feet of Net Rentable Area leased pursuant to such First Expansion Option, at the prevailing market rate therefor as of the addition of such First Expansion Space to the Leased Premises, and thereafter adjust in accordance with any such changes to such market charges, (iv) Tenant shall not have the right to assign its expansion rights to any sublessee of the Leased Premises, nor may any such sublessee exercise such expansion rights, and
(v) the First Expansion Space will be provided in its then existing condition (on an "as is" basis; provided, however, Landlord shall remove and dispose of any Existing Asbestos located in the First Expansion Space, other than the Existing Asbestos located on the perimeter columns of the First Expansion Space). The First Expansion Space shall be made available to Tenant between October 1, 1996 and February 1, 1997. Tenant's obligation to commence paying Rent on such First Expansion Space shall commence on the earliest to occur of
(1) Tenant's occupancy of such First Expansion Space for the purpose of conducting business therefrom, or (2) sixty (60) days following the delivery of such First Expansion Space by Landlord to Tenant. Landlord shall, at Landlord's cost and expense, be required to make any alterations to the First Expansion Space and the Building which are required by law in order to provide such space to Tenant (i.e. corridors, access, etc.)

          (b) Tenant shall have the additional option ("Second Expansion Option"), by providing written notice thereof to Landlord (the "Second Expansion Election Notice")at any time between March 1, 1997 and September 1, 1997, to include under this Lease an additional 4,000 to 5,000 square feet of Net Rentable Area on the fifteenth (15th) Floor of the Building. The amount of additional space to be included under this Lease pursuant to the Second Expansion Option shall be identified by Tenant in the Second Expansion Election Notice. The actual space to be included under this Lease pursuant to the Second Expansion Option shall be designated by Landlord, provided, however, it shall be internally contiguous and contiguous to the then existing Leased Premises and shall have a reasonable configuration (the "Second Expansion Space"). Landlord and Tenant shall then enter into an amendment to this Lease to cover such Second Expansion Space on the same terms and provisions then in effect under this Lease, except as otherwise provided hereunder and except that (i) the annual Base Rental rate for the Second Expansion Space shall be adjusted to reflect the Prevailing Rental Rate, as of the date such Second Expansion Space will be made available to Tenant (ii) Landlord shall not be required to provide (but may do so at its option and with Tenant's consent) any improvement allowance, abatement of Rent, or other incentives, inducements or allowances, (iii) Tenant shall be entitled to one additional (1) unreserved parking permit per 680 square feet of Net Rentable Area leased pursuant to such Second Expansion Option at the prevailing market rate therefor as of the addition of such Second Expansion Space to the Leased Premises, and thereafter adjust in accordance with any such changes to such market charges, (iv) Tenant shall not have the right to assign its expansion rights to any sublessee of the Leased Premises, nor may any such sublessee exercise such expansion rights, and (v) the Second Expansion Space will be provided in its then existing condition (on an "as is" basis; provided, however, Landlord shall remove and dispose of any Existing Asbestos located in the Second Expansion Space, other than the Existing Asbestos located on the perimeter columns of the Second Expansion Space). The Second Expansion Space shall be made available to Tenant between September 1, 1997 and January 1, 1998. Tenant's obligation to commence paying Rent on such Second Expansion Space shall commence on the earliest to occur of (1) Tenant's occupancy of such Second Expansion Space for the purpose of conducting business therefrom, or (2) sixty
(60) days following the delivery of such Second Expansion Space by Landlord to Tenant. Landlord shall, at Landlord's cost and expense, be required to make any alterations to the Second Expansion Space and the Building which are required by law in order to provide such space to Tenant (i.e corridors, access, etc.)

          (c) In the event Tenant exercises its right under either the First Expansion Option or the Second Expansion Option, but objects to Landlord's determination of the Prevailing Rental Rate, then the Prevailing Rental Rate shall be determined in accordance with the procedure set forth in Section 12.02(l) of this Lease.

          (d) If Tenant exercises the Preferential Right under Section 11.01 and such exercise results in a reduction of the number of square feet of Net Rentable Area available for Tenant's First Expansion Option and Second Expansion Option then the amount of expansion space contained in the First Expansion Option and the Second Expansion Option shall be reduced to the amount of Net Rentable Area available on the fifteenth (15th) floor at the respective times such expansion options may be exercised by Tenant. In the event Tenant exercises its right under either the First Expansion Option or the Second Expansion Option and as a result of Tenant exercising its rights under the Preferential Right (as defined in Section 11.01), the remaining space on the fifteenth (15th) Floor of the Building that is not then being leased by Tenant is less than 4,000 square feet of Net Rentable Area, then the First Expansion Option or the Second Expansion Option, as the case may be, shall be revised to include all of the Net Rentable Area on the fifteenth (15th) Floor of the Building which is not then being leased by Tenant.

          (e) Notwithstanding anything in this Section 10.01 to the contrary, Tenant's First Expansion Option and Second Expansion Option shall terminate if this Lease or Tenant's right to possession of the Leased Premises is terminated, or if Tenant fails to timely exercise the First Expansion Option or the Second Expansion Option; provided, however, Tenant's failure to timely exercise the First Expansion Option shall not result in a termination of the Second Expansion Option."

          8. Section 3.04(c) of the Lease is hereby deleted in its entirety and the following shall be substituted in its place:

          "During the term of this Lease, Landlord will not, without Tenant's prior written consent, provide any other Building tenant exterior signage, except for exterior signage to tenants of the Building that occupy space on the ground floor of the Building that is located east of the Dallas Street entrance to the parking garage of the Building. Notwithstanding the foregoing, in the event Landlord desires to grant exterior signage rights to any tenant of the Building that occupies space on the ground floor of the Building that is located west of the Dallas Street entrance to the parking garage of the Building (other than a tenant which also occupies space on the ground floor of the Building that is located east of the Dallas Street entrance to the parking garage of the Building), Tenant shall not unreasonably withhold, condition or delay its consent to the granting of any such exterior signage rights. Tenant acknowledges that, for purposes of this Section 3.04(c), the term "exterior signage" shall not include any signage located on the interior side of the exterior glass of the tenant space located on the ground floor of the Building."

          9. Tenant may install, at Tenant's sole cost and expense, signage graphics at both Fannin Street entrances to the Building. The size, location, quality, material, graphic style and composition of all such signage shall be in accordance with specifications approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, it shall not be unreasonable for Landlord to refuse to approve any change to such specifications which are inconsistent with the architecture and design integrity of the Building or which violates any applicable law, rule or ordinance. Landlord hereby acknowledges that a sign constructed of brushed, silver aluminum, with the type style "Caslon 540," will be approved as complying with the Building's current signage graphics. Tenant shall pay all costs and expenses associated with (i) obtaining and maintaining such exterior signage and all necessary permits relating thereto, (ii) operating such exterior signage, including, without limitation, all electrical costs relating thereto, and (iii) compliance with all applicable codes and ordinances with respect to all rights granted to Tenant pursuant to this Section 9. Additionally, all of Tenant's rights granted in this Section 9 shall be subject to any and all applicable codes and ordinances.

          Tenant agrees that within thirty (30) days after the expiration or earlier termination of this Lease, Tenant shall, at Tenant's sole cost and expense, remove Tenant's exterior signage and restore the Building to a condition similar to which existed prior to the attachment of Tenant's exterior signage onto the Building. In the event Tenant fails to remove such exterior signage or make such restoration within the thirty (30) day period, Landlord may remove such signage and restore the Building to such condition, and Tenant shall pay the cost thereof.

          10. In connection with the expansion of the Leased Premises pursuant to this First Amendment, Landlord hereby agrees to make available to Tenant and Tenant hereby agrees to pay for and take, during the remainder of the term of the Lease, an additional nine (9) permits to park one (1) automobile each in the Garage, all of which shall be unassigned and unreserved parking spaces (the "Additional Spaces"). The Additional Spaces shall be made available to Tenant and taken by Tenant subject to the terms and conditions of Exhibit E to the Lease. From and after the Effective Date of this First Amendment, the term "Unreserved Permits" as used in Exhibit E to the Lease shall mean the initial sixty-two (62) unassigned and unreserved permits set forth in Exhibit E to the Lease and the Additional Permits, collectively.

          11. Landlord agrees to pay to Trione & Gordon ("Landlord's Broker") a real estate brokerage commission as set forth in a separate listing agreement between Landlord and Landlord's Broker and Landlord agrees to pay Montgomery, Conine & Robinson and McDade, Smith & Co. (collectively, "Tenant's Broker") a real estate brokerage commission as set forth in a separate commission agreement dated October 20, 1993, by and between Landlord and Tenant's Broker. Landlord and Tenant hereby represent and warrant each to the other that they have not employed any other agents, brokers or other such parties in connection with this First Amendment, and each agrees that they shall hold the other harmless from and against any and all claims of all other agents, brokers or other such parties claiming by, through or under the respective indemnifying party.

          12. Except as expressly provided herein, the Leased Premises shall be governed by the same terms and conditions as set forth in the Lease. The Lease as hereby amended is hereby ratified and affirmed and, except as expressly amended hereby, all other items and provisions of the Lease remain unchanged and continue to be in full force and effect. The terms of this First Amendment shall control over any conflicts between the terms of the Lease and the terms of this First Amendment.

          13. The Lease, as amended by this First Amendment, constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and all prior agreements, proposals, negotiations, understandings and correspondence between the parties in this regard, whether written or oral, are hereby superseded and merged herewith.


          IN WITNESS WHEREOF, this First Amendment may be executed by the parties hereto on separate multiple counterparts, each of which shall be deemed to be an original, executed to be effective as of the 5th day of October, 1995 (the "Effective Date").

                                        "Landlord"

                                        TEXAS COMMERCE BANK
                                        NATIONAL ASSOCIATION,
                                        a national banking association



                                        By:  /s/ David Senior
                                        Name:     David Senior
                                        Title:    Senior Vice President


                                        "Tenant"

                                        HOWELL CORPORATION,
                                        a Delaware corporation



                                        By:       /s/ Paul N. Howell
                                        Name:     Paul N. Howell
                                        Title:    President & CEO
                                    EXHIBIT A



This exhibit consists of a drawing of Level 15 of the Howell Corporation Building at 1111 Fannin. The drawing shows the location of Suite 1560.

                                    EXHIBIT B

                 CONSTRUCTION OF INITIAL LEASEHOLD IMPROVEMENTS


          Landlord shall cause the Initial Leasehold Improvements to be constructed in the Additional Office Space in accordance with this EXHIBIT B. The "Initial Leasehold Improvements" consist of all improvements and tenant finish desired by Tenant in the Additional Office Space.


                                    ARTICLE I

                   Design of the Initial Leasehold Improvement

     1.1 Design Professionals. All plans and specifications relating to the Initial Leasehold Improvements shall be prepared by architects and engineers selected and employed by Tenant and approved by Landlord. Tenant may employ other consultants of its selection to assist with the design and construction of the Initial Leasehold Improvements, Tenant's architects, engineers, and other consultants shall be afforded access to all work in progress at the Building or in the Additional Office Space. Landlord has approved Kirksey and Partners Architects as Tenant's design professionals.

     1.2 Approval of Space Plans. Tenant shall have prepared and submit to Landlord for approval a set of preliminary plans (the "Proposed Space Plans") in the form of a schematic design providing a conceptual layout and description of the Initial Leasehold Improvements. Within ten (10) business days after delivery of the Proposed Space Plans to Landlord, Landlord shall either approve the Proposed Space Plans or notify Tenant of the item(s) of the Proposed Space Plans that Landlord disapproves and the reason(s) therefor. If Landlord disapproves the Proposed Space Plans, Tenant shall revise and resubmit same to Landlord for approval (the "Revised Space Plans"). Within five (5) business days after delivery of the Revised Space Plans to Landlord, Landlord shall either approve the Revised Space Plans or notify Tenant of the item(s) of the Revised Space Plans which Landlord disapproves and the reason(s) therefor. If Landlord disapproves the Revised Space Plans, Tenant shall further revise and resubmit same to Landlord for approval, which process shall continue until the plans are approved. Landlord shall have five (5) business days after delivery of the each set of Revised Space Plans to either approve the Revised Space Plans or notify Tenant of the item(s) of the Revised Space Plans which Landlord disapproves and the reason(s) therefor. The Proposed Space Plans or Revised Space Plans, as approved by Landlord, are hereinafter referred to as the "Approved Space Plans".

     1.3 Approval of Construction Documents. Upon Landlord's approval of the Space Plans, Tenant shall have prepared, by a licensed architect and engineer acceptable to Landlord in Landlord's sole and absolute discretion, construction drawings (in accordance with the Space Plans) and specifications including complete sets of detailed architectural, structural, mechanical, electrical and plumbing working drawings (the "Proposed Construction Documents") for the Initial Tenant Improvements and shall deliver the Proposed Construction Documents to Landlord for approval. Within ten (10) business days after delivery of the Proposed Construction Documents to Landlord, Landlord shall either approve the Proposed Construction Documents or notify Tenant of the item(s) of the Proposed Construction Documents that Landlord disapproves and the reason(s) therefor. If Landlord disapproves the Proposed Construction Documents, Tenant shall revise and resubmit same to Landlord for approval (the "Revised Construction Documents"). Within five (5) business days after delivery of the Revised Construction Documents to Landlord, Landlord shall either approve the Revised Construction Documents or notify Tenant of the item(s) of the Revised Construction Documents which Landlord disapproves and the reason(s) therefor. If Landlord disapproves the Revised Construction Documents, Tenant shall further revise and resubmit same to Landlord for approval, which process shall continue until the plans are approved. Landlord shall have five (5) business days after delivery of each set of Revised Construction Documents to either approve the Revised Construction Drawings or notify Tenant of the item(s) of the Revised Construction Drawings which Landlord disapproves and the reason(s) therefor. The Proposed Construction Documents or Revised Construction Documents, as approved by Landlord, are hereinafter referred to as the "Approved Construction Documents".

     1.4 Information and Approval Standards. Within three (3) days after any written request submitted from time to time by Tenant or its architects, engineers, or other consultants, Landlord shall furnish any plans, specifications, drawings, samples, or other materials or information within Landlord's possession reasonably related to the design and construction of the Initial Leasehold Improvements. Tenant acknowledges, however, that Landlord's approval of the Approved Construction Documents shall in no manner indicate that Landlord believes the Approved Construction Documents are in compliance with applicable codes, law and regulations.

     1.5 Base Building. Landlord shall be responsible for the costs to rectify any failure of the base Building (including, without limitation, the bathrooms on the 15th floor of the Building), Base Building systems (including elevators and elevator buttons), or "shell," portions of the Additional Office Space (as opposed to the Initial Leasehold Improvements, either those existing or to be installed by Landlord) to comply with applicable governmental laws, regulations, codes and ordinances in effect on the Effective Date. Landlord represents and warrants that there are no restrictions affecting the Building which are applicable to the construction and installation of the Initial Leasehold Improvements. In addition, Landlord shall be responsible for all costs of construction of the ceiling and above, including, without limitation, the ceiling tile and grid, lighting including wiring and switching, HVAC inclusing ductwork, diffusers and thermostats (collectively, the "Landlord Work").


                                   ARTICLE II

                                  Construction

     2.1 Employment of Contractors. The Landlord will enter into a contract agreement with an unaffiliated third-party contractor, for the construction of the Initial Leasehold Improvements in accordance with the Approved Working Drawings. Landlord shall be solely responsible for all payments and other liabilities or obligations to, and any liens or claims asserted by, contractors or other persons employed by Landlord in connection with the Initial Leasehold Improvements.

     2.2  Selection of Contractors.  Intentionally Deleted.

     2.3 Construction Contract(s). Construction of the Initial Leasehold Improvements shall be accomplished by Landlord in accordance with the Approved Working Drawings under the terms of a single Construction Contract (herein so-called). Landlord shall provide Tenant a copy of the Construction Contract not less than ten (10) days prior to the scheduled commencement of construction. The Construction Contract shall:

          (a) Provide for a guaranteed maximum cost for the entire cost of the work.

          (b) Separately state and account for the costs and any associated fee for the modifications to the Base Building, Base Building systems and "shell" portions of the Leased Premises, which costs and fees shall be the responsibility of Landlord pursuant to Section 1.5 above and shall not be part of Tenant's Construction Costs.

          (c) Require insurance coverage in amounts and types mutually and reasonably acceptable to Landlord and Tenant.

          (d) Provide that both Landlord and Tenant shall have the right to disapprove the employment of any subcontractor.

          (e) Provide for a schedule and sequence of construction activities and completion reasonably acceptable to Tenant.

          (f) Otherwise be in a form mutually and reasonably acceptable to Landlord and Tenant including warranties of construction in a good and workmanlike manner that shall survive the Leasehold Improvement Deemed Completion Date for not less than one (1) year.

          (g)  Not be amended without tenant's prior written consent.

          (h) Separately state and account for the cost and any associated fees relating to the removal and disposal of the asbestos containing materials in the Additional Office Space, such cost and expense to be paid by Landlord and shall not be deemed part of Tenant's Construction Costs (as hereinafter defined).
          (i) Separately state and account for the cost and any associated fees relating to the cost of construction of the Landlord Work.

                                   ARTICLE III

                                   Completion

     3.1 Completion Date. The "Completion Date" means the date on which Tenant's architect issues a certificate of Substantial Completion for all Initial Leasehold Improvements in the Additional Office Space in compliance with the following procedures and standards:

          (a) When Landlord believes that the Initial Leasehold Improvements in the Additional Office Space have been substantially completed in accordance with the Approved Construction Documents, Landlord, Tenant, and Tenant's architect shall walk through and inspect the Initial Leasehold Improvements in the Additional Office Space.

          (b) The Initial Leasehold Improvements in the Additional Office Space shall be considered substantially completed if they conform to the Approved Construction Documents and are capable of being occupied for their intended purpose exclusive of touch-up, minor finish, and similar so-called "punch-list" items that do not unreasonably interfere with occupancy or Tenant's business activities. The "punch-list" items shall be completed within sixty (60) days of the Completion Date.

          (c) Tenant's architect shall attach to each certificate of Substantial Completion a list of all punch-list items needed to achieve final completion. Landlord shall complete all punch-list items identified in any Substantial Completion certificate as soon as possible.

          (d) If Landlord and Tenant disagree as to any particular matters of architectural judgment, and such dispute cannot be resolved by Landlord's and Tenant's respective architects, then the issue shall be submitted to an independent architect selected by Landlord's and Tenant's respective architects for resolution, and the determination of such independent architect shall be binding on both parties.

     3.2 Leasehold Improvements Deemed Completion Date. The "Leasehold Improvements Deemed Completion Date" of this Lease shall be the date on which each of the following conditions have been satisfied, less the total number of days of Tenant Delay (as hereinafter defined):

          (a) The Completion Date has occurred for all of the Additional Office Space; and

          (b) Landlord has delivered to Tenant a certificate of occupancy for the Additional Office Space issued by the city or other appropriate government jurisdiction in which the Project is located.

     3.3 Early Occupancy. Tenant may take early occupancy of all or a portion of the Additional Office Space if permitted under applicable law once the Completion Date has occurred.


                                   ARTICLE IV

                                Schedule & Delays

     4.1 Completion Schedule. Landlord shall use its diligent efforts to cause the Additional Office Space to be Substantially Complete no later than December 1, 1995, subject to Tenant Delay.

     4.2  Tenant Delays.  "Tenant Delay" means any of the following:

          (a) Delays in obtaining any building permits or certificates of occupancy attributable to errors or omissions by Tenant's architects or engineers.

          (b) Delays resulting from change orders (authorized by Tenant) to the Approved Construction Documents or the Construction Contract executed in accordance with the provisions of this EXHIBIT B.

          (c) Delays attributable to the nonavailability or excess procurement time for specifically fabricated materials or equipment specifically identified by Landlord as having the potential to cause a Tenant Delay in the Approved Construction Documents or as part of the bidding process for the Construction Contract.

          (d) Any other delay in the completion of the Initial Leasehold Improvements caused by Tenant, its employees, contractors or agents (including, without limitation, Tenant's design professionals).

Any Tenant Delay must be claimed by written notice to Tenant within ten (10) days after the beginning of the circumstances that constitutes a Tenant Delay. Failure to deliver the written notice within the required time waives the particular Tenant Delay. Notwithstanding the above, subsections (a) through (d) of this Section 4.2 shall only be considered Tenant Delays to the extent such items actually delay the Leasehold Improvements Completion Date and such delay is not attributable to a delay resulting from Landlord's actions or omissions.

                                    ARTICLE V

                               Costs & Allowances

     5.1 Tenant's Construction Cost. "Tenant's Construction Costs" means the total amount actually paid by Landlord under the Construction Contract(s) for the Initial Leasehold Improvements, including labor, material, and fees, and as increased or decreased pursuant to any change order executed by Landlord and Tenant in accordance with the provisions of this EXHIBIT B.

     5.2  Construction Administration Fee.  Intentionally Deleted.

     5.3 Allowances. Tenant shall receive an allowance (the "Improvement Allowance") in an amount up to Sixty-Eight Thousand Forty-Two and No/100 Dollars ($68,042.00) to be applied to the payment and/or reimbursement of the Tenant's Construction Costs. Landlord shall maintain and make available to Tenant accurate records of any and all disbursements of the Improvement Allowance for payment of Tenant's Construction Costs, along with draw requests signed by the contractor(s) and other bills or invoices.

     5.4 Final Accounting of Allowances. Within thirty (30) days after the Leasehold Improvements Deemed Completion Date, Landlord shall furnish Tenant a final accounting of the disbursement of the Improvement Allowance. In the event the Improvement Allowance is not fully advanced by Landlord, Tenant may (a) utilize the remainder for improvements to the fifteenth (15th) floor common area, provided such improvements are approved by Landlord or (b) receive a credit against the next Rent payable under the Lease equal to one-half (1/2) of the unadvanced portion of the Improvement Allowance. Any costs and expenses incurred by Landlord in connection with the construction of any Tenant requested improvements to the fifteenth (15th) floor common area shall be promptly reimbursed by Tenant, subject to Tenant's right to apply the unadvanced portion of the Improvement Allowance against any such costs and expenses as set forth in the immediately preceding sentence. If the aggregate amount of the cost and expense of the Tenant's Construction Costs which are paid by Landlord are greater than the Improvement Allowance, the excess shall be paid by Landlord and Tenant shall elect by notice in writing to Landlord to either: (y) promptly reimburse Landlord for such excess amount or (z) increase the Base Rental by the amount necessary to fully amortize such excess amount in equal monthly installments at the rate of ten percent (10%) per annum over the remainder of the term of the Lease, beginning with the first payment of that is due and payable to Landlord after the Leasehold Improvements Deemed Completion Date. In the event Tenant fails to deliver written notice of its election of either (y) or (z) above prior to the Leasehold Improvements Completion Date, Tenant shall be deemed to have elected (y) above and Tenant shall make payment of such excess amount within fifteen (15) days after receipt from Landlord of an invoice setting forth such excess amount.


                                   ARTICLE VI

                                Other Provisions

     6.1 Changes. Tenant may make changes in the Approved Construction Documents or the Construction Contract(s) only if Tenant signs a change order requesting the change, and then only if the change is consistent with applicable codes and laws and does not materially impact the mechanical, electrical, plumbing or structural components of the Building. Landlord may require changes in the Approved Construction Documents or Construction Contract(s) only if necessary to comply with applicable building codes and other laws, and then only if Landlord and Tenant sign a change order. The terms "Approved Construction Documents" and "Construction Contract" shall be deemed to include only changes authorized by a change order signed by Landlord and Tenant in accordance with this Section.

     6.2 Warranty. TENANT ACKNOWLEDGES THAT THE INITIAL LEASEHOLD IMPROVEMENTS WILL BE CONSTRUCTED BY A CONTRACTOR UNAFFILIATED WITH LANDLORD AND THAT ACCORDINGLY, EXCEPT AS OTHERWISE SET FORTH IN THIS LEASE, LANDLORD HAS MADE AND WILL MAKE NO WARRANTIES TO TENANT AS TO THE QUALITY OF CONSTRUCTION OF THE INITIAL LEASEHOLD IMPROVEMENTS OR OF THE CONDITION OF THE INITIAL LEASEHOLD IMPROVEMENTS UPON COMPLETION THEREOF, EITHER EXPRESS OR IMPLIED, AND THAT LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE ADDITIONAL OFFICE SPACE IS OR WILL BE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, Landlord agrees, however, that if any defect in the Initial Leasehold Improvements is discovered, Landlord will diligently pursue and seek to enforce any warranties and/or to pursue any other liability of the General Contractor, any subcontractor which performed defective work or supplied or installed defective materials, the manufacturer of any defective materials incorporated therein, and any other person or entity which provided defective labor, material or professional services in connection with the Initial Leasehold Improvements; provided, however, that in no event shall Landlord be obligated to institute any litigation or other legal process in connection therewith. If for any reason Tenant is dissatisfied with Landlord's efforts to enforce any such warranties or liabilities, or if Landlord determines that Landlord has exhausted its obligation to pursue such claims without obtaining a rectification of the defect, then upon Tenant's request Landlord will assign to Tenant any and all warranties and causes of action for such defective labor, materials or professional services; provided, however, that all such warranties and causes of action shall automatically revert to Landlord upon the expiration or earlier termination of this Lease.

     6.3 Authorized Construction Representative. Tenant and Landlord shall furnish the other party with a written list of such party's authorized construction representative for the Initial Leasehold Improvements. Only the authorized construction representative so designated is authorized to sign any change order, disbursement request for any Allowance, receipt, or other document on behalf of such party related to the Initial Leasehold Improvements, and without the signature of such an authorized construction representative, no such document shall be binding upon the respective party. Each party may from time to time change its authorized construction representative by giving the other party written notice of the addition or change. Tenant's initial designated representatives are Allyn Skelton and Ric Robinson. Landlord's initial designated representative is Robert Gauss.